EXHIBIT 10.2

GERON CORPORATION
2006 DIRECTORS’ STOCK OPTION PLAN
(As Amended and Restated Effective May 11, 2011)

1. Purposes of the Plan.

     The purposes of this Amended and Restated 2006 Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be “nonqualified stock options”. Awards of Restricted Stock and Restricted Stock Units may also be granted under this Plan.

2. Definitions.

     As used herein, the following definitions shall apply:

(a)	“Award” shall mean an Option, a Restricted Stock award or a Restricted Stock Unit award granted to an Outside Director pursuant to the Plan.

(b)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)	“Common Stock” shall mean the Common Stock of the Company.

(f)	“Company” shall mean Geron Corporation, a Delaware corporation.

(g)	“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(h)	“Director” shall mean a member of the Board.

(i)	“Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)	“Option” shall mean a stock option granted pursuant to the Plan. All Options shall be nonqualified stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(l)	“Outside Director” shall mean a Director who is not an Employee.

(m)	“Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n)	“Participant” shall mean an Outside Director who receives an Award.

(o)	“Plan” shall mean this Amended and Restated 2006 Directors’ Stock Option Plan, as it may be amended from time to time.

(p)	“Restricted Stock” shall mean an Award of Shares granted to an Outside Director pursuant to Section 5 or Section 11.

(q)	“Restricted Stock Unit” shall mean an Award granted pursuant to Section 12.

(r)	“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(s)	“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

     Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is 2,500,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan. However, if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price or forfeited back to the Company for no consideration, such Shares shall become available for future grant under the Plan.

4. Administration of and Grants of Awards under the Plan.

(a)	Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)	Procedure for Grants. All grants of Options and Restricted Stock pursuant to Section 5 shall be automatic and non-discretionary and shall be made strictly in accordance with the provisions set forth in Section 5. In addition, the Board may make discretionary grants of Options, Restricted Stock or Restricted Stock Units.

(c)	Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 9(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 9(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; (vi) to make discretionary grants of Options, Restricted Stock and Restricted Stock Units and to determine the terms and conditions of such Awards, and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

(e)	Suspension or Termination of Option. If the President or his or her designee reasonably believes that a Participant has committed an act of misconduct, the President may suspend the Participant’s right to exercise any Option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Option whatsoever and such Option shall immediately terminate as of such determination (the “date of determination”). In making such determination, the Board (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Participant an opportunity to appear and present evidence on Participant’s behalf at a hearing before the Board or a committee of the Board.

5. Automatic Grant Program.

(a)	General. No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors pursuant to this Section 5. Subject to the limitations set forth in Section 5(f), Outside Directors shall receive automatic grants of Awards pursuant to this Section 5 for the number of Shares set forth below.

(b)	First Option. Each Outside Director shall be automatically granted an Option to purchase 60,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. For the avoidance of doubt, unless otherwise determined by the Board, the Executive Chairman of the Board shall not receive a First Option pursuant to this Section 5(b).

(c)	Subsequent Option and Stock Award. Each Outside Director, other than the Lead Independent Director or Non-Executive Chairman of the Board or an Outside Director whose First Option is being granted on the date of the Annual Meeting of the Company’s stockholders, shall be automatically granted (i) an Option to purchase 10,000 Shares (a “Subsequent Option”), and (ii) a Restricted Stock award of 5,000 Shares (a “Subsequent Stock Award”) on the date of the Annual Meeting of the Company’s stockholders in each year of his service. The Subsequent Option granted to each of the Lead Independent Director of the Board and the Non-Executive Chairman of the Board under this Section 5(c) shall be an Option to purchase 20,000 Shares, and the Subsequent Stock Award granted to each of the Lead Independent Director of the Board and the Non-Executive Chairman of the Board under this Section 5(c) shall be for 10,000 Shares. For the avoidance of doubt, unless otherwise determined by the Board, the Executive Chairman of the Board shall not receive a Subsequent Option or Subsequent Stock Award pursuant to this Section 5(c).

(d)	Committee Service Option and Stock Award. On the date of the Annual Meeting of the Company’s stockholders, each Outside Director, other than the Chairman of the Audit Committee, Compensation Committee, Nominating Committee or another so designated standing committee of the Board, who continues to serve on the Audit Committee, the Compensation Committee, Nominating Committee or another so designated standing committee of the Board, shall be automatically granted (i) an Option to purchase 2,000 Shares (a “Committee Service Option”), and (ii) an Award of 1,000 Shares of Restricted Stock (a “Committee Service Stock Award”).

(e)	Committee Chair Service Option and Stock Award. On the date of the Annual Meeting of the Company’s stockholders, each Outside Director who serves as a Chairman of the Audit Committee, Compensation Committee or Nominating Committee or another standing committee of the Board designated by the Board as qualifying for such grant, shall be automatically granted an Option to purchase Shares (a “Committee Chair Service Option”), and an Award of Restricted Stock (a “Committee Chair Service Stock Award”), for the number of Shares set forth below.

	(i)	The Committee Chair Service Option granted to the Audit Committee Chairman shall be an Option to purchase 8,000 Shares, and the Committee Chair Service Option granted to each of the Chairmen of the other eligible Board committees (including the Compensation Committee Chairman and Nominating Committee Chairman) shall be an Option to purchase 4,000 Shares.

	(ii)	The number of Shares subject to the Committee Chair Service Stock Award granted to the Audit Committee Chairman shall be 4,000 Shares, and the number of Shares subject to the Committee Chair Service Stock Award granted to each of the Chairmen of the other eligible Board committees (including the Compensation Committee Chairman and Nominating Committee Chairman) shall be 2,000 Shares.

(f)	Limitations.

	(i)	Notwithstanding the provisions of subsections 5(b), (c), (d) and (e) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued pursuant to Awards to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Award on such date on the automatic grant date, rounded down to the nearest whole Share. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

	(ii)	The terms of each Option granted under this Section 5 shall be as follows:

(1) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 10 hereof.

(2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option, determined in accordance with Section 9 hereof.

(3) the First Option shall become exercisable in installments cumulatively as to 33 1/3% of the Shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option; shares subject to a (A) Subsequent Option, (B) Committee Service Option, or (C) Committee Chair Service Option, shall be exercisable as to one hundred percent (100%) of the Shares subject to the Option on the date of grant of such Option. Notwithstanding the foregoing, exercise of an Option is subject to limitation as provided in Section 4(e) above.

	(iii)	Shares subject to Awards of Restricted Stock granted pursuant to Sections 5(c), 5(d) and 5(e) shall vest in equal annual installments (i.e., 25% of the Shares) on each of the earlier to occur of (A) the Annual Meeting of the Company’s stockholders or (B) the anniversary of the date of grant, for the four years immediately following the date of grant; provided that the Outside Director continues to serve as a Director on the applicable vesting date. Notwithstanding the foregoing, in the event that an Outside Director is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code) or death, all shares subject to Awards of Restricted Stock granted to such Outside Director pursuant to Sections 5(c), 5(d) or 5(e) shall vest in full as of the date of his or her termination of service due to such total and permanent disability or death. No payment shall be required from the Outside Director in order to receive a Subsequent Stock Award, a Committee Service Stock Award or a Committee Chair Service Stock Award. Upon the termination of a Participant’s Continuous Status as a Director for any reason, any unvested Shares acquired pursuant to an Award of Restricted Stock granted pursuant to Section 5(c), 5(d) or 5(e) as of the date of such termination shall be forfeited to the Company without the payment of any consideration by the Company. Awards of Restricted Stock granted pursuant to Sections 5(c), 5(d) and 5(e) shall be evidenced by an Award Agreement containing such terms deemed necessary or desirable by the Board that are not inconsistent with the Plan or any applicable law.

6. Eligibility.

     Awards may be granted only to Outside Directors. All Awards described in Section 5 shall be automatically granted in accordance with the terms set forth in Section 5. In addition, the Board may make discretionary grants of Options, Restricted Stock and/or Restricted Stock Units to Outside Directors. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions.

     The Plan (as well as any Award granted hereunder) shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

7. Term of Plan; Effective Date.

     The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16 of the Plan. No Awards may be issued under the Plan after the tenth (10th) anniversary of the earlier of (a) the date upon which the Plan is adopted by the Board or (b) the date the Plan is approved by the stockholders.

8. Term of Options.

     The term of each Option granted pursuant to Section 5 shall be ten (10) years from the date of grant thereof. The term of each discretionary Option granted pursuant to the Plan shall have a term specified by the Board at the time of grant, which term shall not exceed ten (10) years from the date of grant thereof.

9. Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b)	Fair Market Value. The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and ask prices of the Common Stock in the over-the-counter market on the date of grant, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for such Common Stock, in each case as reported in The Wall Street Journal or such other source as the Board deems reliable or, in the event the Common Stock is listed on any established stock exchange or a national market system, the fair market value per Share shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant of the Option, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(c)	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least such holding period as is required in order to avoid a charge to the Company’s earnings for financial statement purposes), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law, including, without limitation, by withholding Shares that would otherwise be issued upon the exercise of such Option, subject to applicable laws and regulations concerning withholding.

10. Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder. Any Option granted pursuant to Section 5 shall be exercisable at such times as are set forth in Section 5 hereof; provided, however, that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 20 hereof has been obtained. Each discretionary Option granted pursuant to the Plan shall be exercisable at such times specified by the Board at the time of grant.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9(c). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares acquired upon exercise of an Option, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. The post-termination exercise provisions set forth in Sections 10(b), 10(c) and 10(d) shall apply to Options automatically granted pursuant to Section 5, and, to the extent provided by the Board at the time of grant, to Options granted by the Board pursuant to its discretionary authority. However, Options granted by the Board pursuant to its discretionary authority may contain post-termination exercise provisions which differ from those set forth below.

(b)	Termination of Status as a Director. If an Outside Director ceases to serve as a Director (other than by reason of the Participant’s death or the total and permanent disability of the Participant as defined in Code Section 22(e)(3) and subject to Section 4(e) hereof), he or she may, but only within thirty-six (36) months from the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. For the avoidance of doubt, if the Outside Director commits an act described in Section 4(e) hereof, neither the Outside Director nor his or her estate shall be entitled to exercise any Option whatsoever and the Option shall terminate as of the date of determination pursuant to Section 4(e) hereof.

(c)	Disability of Participant. Notwithstanding Section 10(b) above, in the event an Outside Director is unable to continue his or her service as a Director of the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twenty-four (24) months from the date of such termination, exercise his or her Option to the extent of the right to exercise that would have accrued had the Participant remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired. To the extent that he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)	Death of Participant. In the event of the death of a Participant:

(i) During the term of the Option, if the Participant is, at the time of his or her death, a Director of the Company and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twenty-four (24) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired.

(ii) Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 8 has expired.

11. Restricted Stock.

(a)	General. In addition to the Awards of Restricted Stock which are automatically granted pursuant to Sections 5(c), 5(d) and 5(e) above, Restricted Stock may be issued to an Outside Director at the discretion of the Board, in accordance with this Section 11. The Board shall specify the terms, conditions and restrictions related to the Restricted Stock, including the number of Shares and the vesting restrictions (if any) applicable to the Shares. The Board shall also establish the purchase price, if any, and form of payment for the Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(b)	Repurchase or Forfeiture. Unless the Board determines otherwise, the Award Agreement evidencing a Restricted Stock Award granted under Section 11 shall grant the Company, upon the termination of the Participant’s Continuous Status as a Director for any reason, the forfeiture of unvested Shares acquired pursuant to an Award of Restricted Stock (or the right to repurchase such Shares at the Outside Director’s original purchase price if the Outside Director paid a price to acquire such Shares).

(c)	Other Provisions. Restricted Stock shall be evidenced by an Award Agreement which shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion.

(d)	Rights as a Stockholder. Upon the issuance of the Restricted Stock, the Participant shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her issuance or purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of the Restricted Stock issuance, except as provided in Section 14 of the Plan.

(e)	Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Board shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

(f)	Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

12. Restricted Stock Units.

(a)	General. An Outside Director selected by the Board may be granted an award of Restricted Stock Units in the manner determined from time to time by the Board. The number and terms and conditions of Restricted Stock Units shall be determined by the Board.

(b)	Vesting and Distribution. The Board shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such vesting conditions as it deems appropriate, including continued service as a Director or conditions based on one or more performance criteria. The Board shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be exempt from or subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Board. On the distribution dates, to the extent the Board determines that the Restricted Stock Units shall be paid in Shares, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the fair market value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

(c)	Rights as a Stockholder. Unless otherwise provided by the Board, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

(d)	Other Terms. All Restricted Stock Units shall be subject to such additional terms and conditions as determined by the Board and shall be evidenced by a written Award Agreement.

13. Nontransferability of Awards.

     An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Participant does not constitute a transfer. An exercisable Option may be exercised during the lifetime of a Participant only by the Participant or a transferee permitted by this Section.

14. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)	Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or lapse of an Award, and the number of shares of Common Stock to be granted under the provisions set forth in Section 5 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)	Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Participant, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, unless the outstanding Option is assumed or an equivalent Option substituted by the successor corporation (or a parent or subsidiary of the successor corporation) as described below. In addition, except as otherwise provided in an Award Agreement, unvested Shares subject to Restricted Stock and Restricted Stock Unit Awards shall become fully vested immediately prior to the date of such liquidation, dissolution, sale, merger, consolidation or reorganization. In connection with such transactions, an Award shall terminate upon the consummation of the transaction unless the Award is assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

15. Time of Granting Awards.

     The date of grant of an Award pursuant to Section 5 shall, for all purposes, be the date determined in accordance with Section 5 hereof. The date of grant of other Awards shall be the date on which the Board makes the determination granting such Award. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, that, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain approval of the stockholders of the Company of Plan amendments to the extent and in the manner required by such law or regulation.

(b)	Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Participant shall not affect Awards already granted to such Participant and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

17. Conditions Upon Issuance of Shares.

     Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the issuance of Shares pursuant to an Award, the Company may require the person acquiring such Shares to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18. Reservation of Shares.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Award Agreement.

     Awards shall be evidenced by Award Agreements in such form as the Board shall approve.

20. Stockholder Approval.

     The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

21. Section 409A.

     To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other applicable guidance that may be issued. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement (with the consent of the Participant, to the extent required) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.